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                                                                     Exhibit 4.3

NEITHER THIS WARRANT NOR THE SECURITIES UNDERLYING THIS WARRANT HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION HEREOF. NEITHER THIS WARRANT NOR THE SECURITIES UNDERLYING THIS WARRANT MAY BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT, THE RULES AND REGULATIONS THEREUNDER, OR APPLICABLE STATE SECURITIES LAWS. IN CONNECTION WITH COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, NO EXERCISE, TRANSFER OR DISPOSITION OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT SHALL BE MADE UNLESS THE CONDITIONS SPECIFIED HEREIN ARE SATISFIED. THIS WARRANT MAY NOT BE TRANSFERRED OTHER THAN AS A UNIT TOGETHER WITH THE NOTE ISSUED TO THE HOLDER AND THE OTHER WARRANTS ISSUED TO THE HOLDER.

                                                                      No. WB-___
                                                   Issue Date: __________, 20___

     Void after 5:00 p.m. Illinois time on December 31, 2008 (the "Expiration Date")

                     SERIES B COMMON STOCK PURCHASE WARRANT
                                       OF
                          IBEX HEALTHDATA SYSTEMS, INC.

     IBEX HEALTHDATA SYSTEMS, INC., an Illinois corporation (the "Company"), hereby certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _______________ (the "Holder"), is entitled, subject to the terms set forth in this Series B common stock purchase warrant (this "Warrant"), to purchase from the Company _________ shares of common stock of the Company, no par value per share (subject to the vesting provisions of Section 17 below and subject to adjustment as set forth in Section 7 below) (the "Common Stock"), at an exercise price of $15.00 per share (the "Exercise Price") (subject to adjustment as set forth in Section 7 below) at any time following the Vesting Date. This Warrant and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void to the extent the Holder fails to exercise any portion of this Warrant on or prior to the Expiration Date; provided that in the case of the earlier dissolution of the Company, this Warrant shall become void on the date fixed for such dissolution. The Company shall give the Holder at least twenty
(20) days' prior written notice of the date set for dissolution of the Company.

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     For purposes of this Warrant, the following terms have the following respective meanings:

     "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 7(a)(ii), deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:

          (A) to officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors, but not, in the aggregate, exceeding 10% of the outstanding Capital Shares of the Company (net of any repurchases of such shares or cancellations or expiration of options), subject to adjustment for all subdivisions and combinations;

          (B) upon exercise or conversion of this Warrant; or

          (C) for which adjustment to the number of shares issuable upon exercise of this Warrant is made pursuant to Section 7(b).

     "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     "BOARD OF DIRECTORS" shall mean the board of directors of the Company.

     "CAPITAL SHARES" shall mean the Common Stock and any other shares of any other class or series of common stock, whether now or hereafter authorized and however designated, which have the right to participate, without limit as to amount or percentage, in the distribution: of earnings and assets (upon dissolution, liquidation or winding-up) of the Company.

     "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

     "NOTES" shall mean the Company's 12% Senior Subordinated Notes due December 31, 2006 issued pursuant to the Securities Purchase Agreement.

     "OPTIONS" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

     "ORIGINAL ISSUE DATE" shall mean the date first above written.

     "OTHER WARRANTS" shall mean the Series A Warrants, the Series C Warrants and the Series D Warrants, issued to the holder pursuant to the Securities Purchase Agreement.

     "SECURITIES PURCHASE AGREEMENT" shall mean the Securities Purchase Agreement dated as of October 25, 2001 among the Company, each purchaser thereto and Shoreline Capital Management, LLC, a Michigan limited liability company, as agent, as it may be amended, supplemented, restated or otherwise modified from time to time.


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     "SHAREHOLDERS' AGREEMENT" shall mean the Amended and Restated Shareholders'
Agreement of the Company dated as of September 19, 2001, as it may be amended, supplemented, restated or otherwise modified from time to time.

     "VESTING DATE" shall mean January 1, 2004.

     1. EXERCISE OF WARRANT. Subject to the provisions of Section 8 below, this Warrant may be exercised in whole or in part at any time following the Vesting Date, and from time to time until the Expiration Date; PROVIDED, HOWEVER, that if any such date is a day on which banking institutions are authorized by law to close in Chicago, Illinois (a "Bank Holiday"), then on the next succeeding day which shall not be a Bank Holiday.

     This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office. The presentation and surrender of this Warrant for exercise must be accompanied by: (a) the form of exercise which is attached hereto as Annex A (the "Form of Exercise") duly executed; and (b) payment of the aggregate Exercise Price for the number of shares specified in such form (up to the maximum number of shares of Common Stock subject hereto). If this Warrant should be exercised in part only, upon presentation and surrender of this Warrant to the Company for cancellation, the Company shall execute and deliver a new warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt of this Warrant by the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise and the Company will transfer promptly to the Holder, or upon the written order of the Holder, appropriate evidence of ownership of the shares of Common Stock to which the Holder is entitled, and will deliver such evidence of ownership to the person or persons entitled to receive the, same; PROVIDED, HOWEVER, that if at the date of surrender of such Warrant and payment of the aggregate Exercise Price, the transfer books for the Common Stock shall be closed, the certificates representing the shares of Common Stock or other securities subject to issuance upon such exercise hereof shall be issuable as of the date on which the Company's transfer books shall next be opened. Until such date, the Company shall be under no duty to deliver any certificate representing such shares of Common Stock or other securities and the Holder shall not be deemed to have become a holder of record or owner of such shares of Common Stock or such other securities. Until the valid exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder of the Company.

     2. RESERVATION OF SHARES. There shall at all times be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be subject hereto.

     3. FRACTIONAL SHARES. Notwithstanding any other provision hereof, the Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If any fraction of a share would except for the provisions hereof, be issuable upon the exercise of this Warrant, then (a) if the fraction of a share otherwise issuable is equal to or less than one-half, the Company shall round down and issue only the largest whole number of shares of Common Stock to which the Holder is otherwise entitled; or (b) if the fraction of a share otherwise issuable is greater than one-half, the Company shall round up and issue one


                                       3

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additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the Holder is otherwise entitled.

     4. EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

          (a) Subject to the provisions of this Section 4 and of Section 8 below, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company, for other warrants of this series with different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of this Section 4 and of
Section 8 below, upon surrender of this Warrant to the Company accompanied by:
(i) the form of assignment which is attached hereto as Annex B (the "Form of Assignment") duly executed; and (ii) funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new warrant of this series in the name of the assignee named in the Form of Assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants of this series which carry the same rights upon presentation hereof at the office of the Company, accompanied by a written notice signed by the Holder hereof specifying the names and denominations in which new warrants are to be issued.

          (b) Prior to the Vesting Date, this Warrant is not transferable except in a transfer which is otherwise permitted by law and which includes the associated Note and all Other Warrants (that are unvested) associated with that Note.

          (c) On or after the Vesting Date, this Warrant is transferable alone, without any associated Note and any Other Warrants.

          (d) Notwithstanding anything herein to the contrary, so long as the Company has elected to be taxed as a subchapter S corporation for tax purposes, this Warrant may not be transferred to any Person who is not eligible to be a shareholder of a subchapter S corporation.

     5. THEFT, DESTRUCTION, LOSS OR MUTILATION OF WARRANT. Subject to the provisions of Section 4, in the event of the theft, destruction, loss or mutilation of this Warrant, upon receipt by the Company of evidence satisfactory to it of such theft, destruction, loss or mutilation and, in the case of loss, theft or destruction, of such indemnification as the Company may in its discretion impose, and in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver a new warrant of like tenor and date.

     6. RIGHTS OF THE HOLDER. Prior to the exercise of this Warrant, the Holder shall not be entitled by virtue hereof to any rights of a stockholder in the Company, either at law or equity.

     7. ADJUSTMENTS.

          (a) ADJUSTMENTS FOR CERTAIN DILUTING ISSUANCES.

               (i) NO ADJUSTMENT TO NUMBER OF SHARES OR EXERCISE PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the number of shares


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     of Common Stock issuable upon exercise of this Warrant or the Exercise
     Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 7(a)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, such issue.

               (ii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (1) no further adjustments in the number of shares of Common Stock issuable upon exercise of this Warrant shall be made upon the subsequent issue of such Convertible Securities, or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, then the number of shares of Common Stock issuable upon exercise of this Warrant computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease (provided, however, that no such adjustment to the number of shares of Common Stock issuable upon exercise of this Warrant shall affect Common Stock previously issued upon exercise of this Warrant);

                    (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the number of shares of Common Stock issuable upon exercise of this Warrant computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (A) in the case of Convertible Securities or Options
               for Common Stock, the only Additional Shares of Common Stock so issued


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               were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged;

                         (B) in the case of Options for Convertible Securities
               only the Convertible Securities actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 7(a)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                    (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant to an amount which is the greater of (a) the number of shares of Common Stock issuable upon exercise of this Warrant on the original adjustment date or (b) the number of shares of Common Stock issuable upon exercise of this Warrant that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                    (5) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the number of shares of Common Stock issuable upon exercise of this Warrant shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

               (iii) ADJUSTMENT TO EXERCISE PRICE. In the event the Company, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Exercise Price in effect on the date of, and immediately prior to, such issue, then, and in such event, the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares


                                       6

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     of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if this Warrant had been exercised and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding Options for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any Additional Shares of Common Stock issuable with respect to Convertible Securities, or outstanding Options or other rights for the purchase of shares of stock or Convertible Securities, solely as a result of the adjustment of the Exercise Price (or other conversion ratios) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

               (iv) ADJUSTMENT TO THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Company, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Exercise Price in effect on the date of, and immediately prior to, such issue, then, and in such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of this Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately after such sale or issuance and the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (as determined below) for such sale or issuance would purchase at the then Exercise Price. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if this Warrant had been exercised and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding Options for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any Additional Shares of Common Stock issuable with respect to Convertible Securities or outstanding Options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the number of shares of Common Stock (or other conversion ratios) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

               (v) DETERMINATION OF CONSIDERATION. For purposes of this Section 7(a), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1) CASH AND PROPERTY. Such consideration shall:

                         (A) insofar as it consists of cash, be computed at the
               aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;


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                         (B) insofar as it consists of property other than cash,
               be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (C) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                    (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7(a)(ii), relating to Options and Convertible Securities shall be determined by dividing:

                         (A) the total amount, if any, received or receivable by
               the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                         (B) the maximum number of shares of Common Stock (as
               set forth in the instruments relating, thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (b) ADJUSTMENTS FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that this Company at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, as the case may be (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the number of shares of Common Stock issuable upon exercise of this Warrant shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of


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shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          (c) ADJUSTMENTS FOR DISTRIBUTIONS OR DIVIDENDS IN OTHER CAPITAL SHARES. In case the Company pays a dividend or makes a distribution on its outstanding Common Stock in, or issues by reclassification of its Common Stock (whether in a merger or consolidation or otherwise), any shares of its Capital Shares, then upon exercise of this Warrant after the record date fixed by the Board of Directors for such dividend, distribution or reclassification, the Holder shall be entitled upon the exercise of this Warrant to receive the aggregate number and kind of Capital Shares of the Company that such holder would have been entitled to receive by virtue of such dividend, distribution or reclassification if the Warrant had been so exercised immediately before such record date; and the number of shares of Common Stock issuable upon exercise of this Warrant shall be deemed to have been adjusted after such record date to apply to such aggregate number and kind of shares. Such adjustment shall be made successively whenever any of the events listed above shall occur.

          (d) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 7(b) above), the number of shares issuable upon exercise of this Warrant then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that this Warrant shall be exercisable into, in lieu of the number of shares of Common Stock which the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number and kind of shares the Holder would have received immediately after such action if such Holder exercised this Warrant.

          (e) REORGANIZATIONS. If at any time or from time to time after the Original Issue Date there is a capital reorganization of the Common Stock (other than as defined in Section 7(b), or as a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 7) as a part of such capital reorganization, provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise hereof the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the Holder of this Warrant after the capital reorganization to the end that the provisions of this Section 7(e) (including adjustment of the number of shares issuable upon exercise hereof) shall be applicable after that event and be as nearly equivalent as practicable.

          (f) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the then number of shares issuable upon exercise of this Warrant pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate executed by the Company's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon exercise hereof.

          (g) NOTICES OF RECORD DATE. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the Holder:

                    (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and
          (iv) above; and

                    (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other properly deliverable upon the occurrence of such event).

          (h) ISSUE TAXES. The Company shall pay any and all issue taxes (but not including any income taxes payable thereby) that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any Holder in connection with any such exercise.

     8. TRANSFER TO COMPLY WITH THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS. Neither this Warrant nor the shares of Common Stock (or other securities) issuable upon exercise hereof have been the subject of registration under the Securities Act or under state securities laws. Except as provided in
Section 4 above: (a) this Warrant may not be transferred, assigned, pledged, sold or otherwise disposed of and (b) the shares of Common Stock (or other securities) issuable upon exercise of this Warrant may not be transferred, assigned, pledged, sold or otherwise disposed of in the absence of registration under or exemption from the applicable provisions of the Securities Act.

     9. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed by first class mail, postage prepaid, as follows: (a) if to the Holder, at the address of the Holder as shown on the registry books maintained by the Company; and (b) if to the Company, at its principal office.

     10. AMENDMENTS. The Company may, in its sole discretion, by supplemental agreement or pursuant to an amended warrant certificate issued in exchange for this Warrant make any changes or corrections to the terms and conditions hereof which it deems appropriate in order to: (a) adjust the Exercise Price or number of shares purchasable hereunder; and (b) extend the Expiration Date of this Warrant; PROVIDED, HOWEVER, that no adverse change in the number or nature of the securities purchasable upon the exercise of this Warrant, or the Exercise Price therefor, or the acceleration of the Expiration Date, shall be made without the consent in writing of the Holder. In addition, the Company may at any time hereafter enter into an agreement with a qualified warrant agent (a "Warrant Agent") chosen by it in its sole discretion to act on behalf of the Company in connection with the issuance, registration, transfer and exchange, the issuance of certificates representing the Warrants, the exercise of the Warrants and the rights of the Holder thereof (a "Warrant Agreement").

     11. AGREEMENT OF HOLDER. The Holder, by acceptance hereof, consents and agrees with the Company and the Warrant Agent, if any, that:

          (a) This Warrant is transferable only on the registry books of the Company or the Warrant Agent by the Holder thereof in person or by its attorney duly authorized in writing and only if this Warrant is surrendered at the office of the Company or the Warrant Agent duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company and the Warrant Agent in their sole discretion, together with payment of any applicable transfer taxes.

          (b) The Company and any Warrant Agent may deem and treat the person in whose name this Warrant is registered as the Holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and none of the Company or the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 4 hereof.

          (c) This Warrant shall be subject in all respects to the terms and conditions set forth in any amended warrant certificate upon the issuance thereof or in any Warrant Agreement entered into by the Company as permitted pursuant to Section 10 hereof upon the execution thereof and, in either such case, upon the mailing by the Company of notice of the amendment of the terms and conditions of this Warrant. In the event of the execution of any such Warrant Agreement, a true copy thereof shall be promptly mailed by the Company to the Holder.

          (d) The Holder shall execute all such further instruments and documents and take such further action as the Company may reasonably require in order to effectuate the terms and purposes of this Warrant.

          (e) The Holder shall execute a counterpart to the Shareholders' Agreement promptly upon exercise of this Warrant.

     12. SEVERABILITY. The provisions of this Warrant shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     13. ENTIRE AGREEMENT. This Warrant is intended to and does contain and embody the entire understanding and agreement of the Company and the Holder with respect to the subject matter hereof and there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, unempowered or affected.

     14. HEADINGS. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

     15. SURVIVAL. All agreements, covenants, representations and warranties set forth herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise and purchase of this Warrant.

     16. GOVERNING LAW. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois without reference to principles of conflict of laws.

     17. VESTING OF THE WARRANTS. This Warrant shall vest and not be subject to forfeiture on the Vesting Date. In the event that the Note issued in connection with this Warrant is redeemed in full prior to the Vesting Date, this Warrant will automatically expire and may not be exercised. If only a percentage of the principal amount of the Note issued in connection with this Warrant is redeemed prior to the Vesting Date, a like percentage of this Warrant will expire and may not be exercised. The remainder of this Warrant will remain outstanding and continue to vest in accordance with the terms of this Section 17.

                                    * * * * *

     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed in its name and on its behalf by its duly authorized officer as of the date of issuance first above written.

                                        IBEX HEALTHDATA SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                            Name: Frederick T. Croft
                                            Title: Chief Operating Officer

                                                                       EXHIBIT A

                                ANNEX TO WARRANT

                                FORM OF EXERCISE

     (To be completed and signed only upon an exercise of the Warrant in whole or in part)

TO: ________________

     The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder, _______ shares of Common Stock (as such terms are defined in the Warrant, dated ______________, 20___ issued by IBEX Healthdata Systems, Inc. to ___________________), and herewith makes payment of $_________ therefor by wire transfer, certified or official bank or cashier's check payable to the order of the Company. The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the addresses) as follows:

Name:                   ________________________________________________________
Address:                ________________________________________________________
Social Security Number: ________________________________________________________
Deliver to:             ________________________________________________________
Address:                ________________________________________________________

     If the foregoing evidences an exercise of the Warrant to purchase fewer than all of the shares of Common Stock (or other securities or property) to which the undersigned is entitled under such Warrant, please issue a new Warrant, of like tenor, for the remaining portion of the Warrant (or other securities or property) in the name(s), and deliver the same to the address(es) as follows:

Name:                   ________________________________________________________
Address:                ________________________________________________________

DATED: ___________________, 20___.


-------------------------------------------------------------------
(Name of Holder)


-------------------------------------------------------------------
(Signature of Holder or Authorized Signatory)

Signature Guaranteed:


-------------------------------------   ----------------------------------------
                                        (Social Security or Taxpayer
                                        Identification Number of Holder)

                                ANNEX TO WARRANT

                               FORM OF ASSIGNMENT

                    (TO BE EXECUTED UPON TRANSFER OF WARRANT)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _____________________________ the right represented by the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________ attorney to transfer such Warrant on the Warrant register of the within named Company, with full power of substitution.

DATED: ___________________, 20___.

                                        Signature:


                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)